Exhibit 99.1

Fulgent Genetics Completes Acquisition of Bako Diagnostics and StrataDx

EL MONTE, Calif.—March 17, 2026—Fulgent Genetics, Inc. (NASDAQ: FLGT) (“Fulgent”), a technology-based company with a well-established laboratory services business and a therapeutic development business, today announced the completion of the acquisition of Bako Diagnostics, a premier pathology laboratory, and StrataDx, a premier dermatopathology laboratory, as previously announced on December 22, 2025.

Under the terms of the agreement, Fulgent acquired certain assets of Bako Diagnostics and acquired StrataDx for a total combined purchase price of approximately $56.9 million in cash, subject to certain post-closing adjustments.

For additional information, please refer to the Form 8-K that was filed with the SEC and is available at https://ir.fulgentgenetics.com/.

Advisors

Piper Sandler & Co. acted as exclusive financial advisor; and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal counsel to Fulgent Genetics, Inc. in connection with the transaction.

EV Health Partners acted as exclusive financial advisor, and Latham & Watkins LLP served as legal counsel to Consonance Capital Partners, Bako Diagnostics, and StrataDx.

About Fulgent Genetics

Fulgent is a technology-based company with a well-established laboratory services business and a therapeutic development business. Fulgent’s laboratory services business includes technical laboratory and testing services and professional interpretation of laboratory results by licensed physicians. Fulgent’s therapeutic development business is focused on developing drug candidates for treating a broad range of cancers using a novel nanoencapsulation and targeted therapy platform designed to improve the therapeutic window and pharmacokinetic profile of new and existing cancer drugs. Fulgent aims to transform from a diagnostic business into a fully integrated precision medicine company.

About Bako Diagnostics

Bako Diagnostics is a premier national provider of specialty laboratory testing services which offers a comprehensive testing menu, including complete anatomic pathology services, proprietary molecular genetic testing, and peripheral neuropathy immuno-histochemical testing. Bako is primarily focused on providing clients with unmatched sector-specific expertise and physician support services.

About StrataDx

StrataDx is a national diagnostic laboratory located in Lexington, Massachusetts dedicated to providing best-in-class pathology services to save lives. Led by dermatopathology experts, StrataDx provides advanced diagnostics for a wide range of skin conditions including melanocytic and soft tissue lesions, dermatoses, and lymphomas. Board-certified oral pathologists represent decades of expertise across a wide range of clinical specialties. StrataDx is considered a leader in testing for the dermatology market.

About Consonance Capital Partners

Consonance Capital Partners is a private equity manager focused exclusively on investing in the healthcare industry.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: the efficiency or quality of services and testing, momentum, trajectory, vision, future opportunities and future growth of Fulgent’s testing and laboratory services, technologies and expansion, the future benefits of Fulgent’s research and development efforts, Fulgent’s identification and evaluation of opportunities and its ability to capitalize on opportunities, and Fulgent’s ability to continue to scale and grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or Fulgent’s future performance, and they are based on management’s current assumptions, expectations, and beliefs concerning future developments and their potential effect on Fulgent’s business, including the acquired businesses and assets of Bako Pathology and StrataDx. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: Fulgent’s level of success in establishing and obtaining the intended benefits from partnerships, strategic investments, joint ventures, other relationships or acquisitions and the risks related to potential assumed liability and integration challenges in connection with these partnerships, strategic investments, joint ventures, other relationships and acquisitions (which expressly include the Bako Diagnostics and StrataDx acquisitions); the market potential for, and the rate and degree of market adoption of, Fulgent’s tests (and following and assuming the completion of the acquisitions, Bako and StrataDx’s tests); Fulgent’s ability to maintain turnaround times and otherwise keep pace with rapidly changing technology; Fulgent’s ability to maintain the low internal costs of its business model; Fulgent’s ability to maintain an acceptable margin; risks related to volatility in Fulgent’s results, which can fluctuate significantly from period to period; risks associated with the composition of Fulgent’s customer base, which can fluctuate from period to period and is often comprised of a small number of customers that account for a significant portion of Fulgent’s revenue; Fulgent’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests and testing services; the success of Fulgent’s development efforts, including Fulgent’s ability to progress its candidates through clinical trials on the timelines expected; Fulgent’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; and Fulgent’s ability to protect its proprietary technology and intellectual property. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and Fulgent assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law. Fulgent’s reports filed with the U.S. Securities and Exchange Commission, or the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on Fulgent’s website upon their filing with the SEC. These reports contain more information about Fulgent, its business and the risks affecting its business.

Investor Relations Contact:

The Blueshirt Group

Lauren Sloane, Lauren@blueshirtgroup.com

Source: Fulgent Genetics, Inc.